United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2015

Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (501) 328-4770

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2015, Randy E. Mayor announced his retirement as the Chief Financial Officer of Home BancShares, Inc. ("we" or the "Company") and of the Company's bank subsidiary, Centennial Bank, and from the boards of directors of the Company and Centennial Bank. The Company would like to thank Mr. Mayor for his over 16 years of dedicated service to the Company and to Centennial Bank and for his numerous contributions to the Company's and Centennial Bank's growth and success during these years. We wish him well in his retirement.

On July 8, 2015, the Company's Board of Directors voted and approved the election of Brian S. Davis to serve as the Chief Financial Officer, Treasurer and Director of the Company and Jennifer C. Floyd to serve as the Chief Accounting Officer and Investor Relations Officer of the Company. Both appointments are effective immediately. Mr. Davis was also elected by the Board of Directors of Centennial Bank to serve as the Chief Financial Officer, Treasurer and Director of Centennial Bank. Ms. Floyd was also elected to the position of Chief Accounting Officer of Centennial Bank.

Mr. Davis, age 50, joined the Company in 2004 as Director of Financial Reporting and added Investor Relations Officer to his responsibilities in 2006. In 2010, he was promoted to Chief Accounting Officer while continuing to serve as Investor Relations Officer. He is a certified public accountant and has 23 years of banking experience, which includes serving as Vice President of Finance for Simmons First National Corporation, Controller of Simmons First Mortgage Company, and Assistant Vice President of Finance for Worthen Banking Corporation. He spent the first four years of his career with the accounting firm of BKD, LLP. Mr. Davis is a graduate of the University of Arkansas at Fayetteville.

Ms. Floyd, age 40, joined the Company in June 2015 as Director of Financial Reporting. She is a certified public accountant and has 17 years of public accounting experience, primarily auditing public and private financial institutions. She began her career with Deloitte & Touche, LLP, where she served as Senior Manager until joining the Company in June of this year. Ms. Floyd is a graduate of Harding University where she received a bachelor's degree in accounting and marketing.

The Company's committee appointments for Mr. Davis have not been determined at this time. In connection with his promotion to Chief Financial Officer and Treasurer, Mr. Davis will receive an annual salary of $275,000.

Item 7.01. Regulation FD Disclosure.

On July 8, 2015, the Company and Centennial Bank issued a press release announcing key management changes. A copy of the press release is attached as Exhibits 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release: Home BancShares, Inc. and Centennial Bank Announce Key Management Changes.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
July 8, 2015 (Date)	/s/ C. RANDALL SIMS C. Randall Sims Chief Executive Officer and President